UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2014

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On August 23, 2014, the independent directors of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved certain compensation actions with respect to William M. Brown, the Company’s Chairman, President and Chief Executive Officer. On August 22, 2014, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers included in the Summary Compensation Table in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders). The approved compensation actions included payouts under both the cash-based Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) and the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”), the terms of which plans have been previously disclosed.

(i)  Fiscal 2014 Cash Payouts Under the Annual Incentive Plan:

Cash payouts under the Annual Incentive Plan in respect of fiscal 2014 were approved based on the extent of achievement of fiscal 2014 targets for financial performance measures and of other individual performance objectives established early in fiscal 2014 for the named executive officers then employed with the Company. For William M. Brown, Robert L. Duffy and Gary L. McArthur, the pre-established financial performance measures were Company consolidated revenue, operating income and free cash flow (defined as cash flow from operations less net capital expenditures), weighted 30%, 40% and 30%, respectively. For Dana A. Mehnert and James D. Morris, the pre-established financial performance measures were (a) for 80% of the overall payout — their respective operating segment’s revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively; and (b) for 20% of the overall payout — Company consolidated revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively. Approved payouts were as follows: William M. Brown — $1,513,000; Robert L. Duffy — $425,000; Dana A. Mehnert — $307,000; James D. Morris — $140,000; and Gary L. McArthur (former Senior Vice President and Chief Financial Officer) — $417,000 (reflecting that under the terms of Mr. McArthur’s separation agreement his payout would be at his fiscal 2014 target of $417,000 and not pro-rated for the portion of fiscal 2014 that he was not employed by the Company).

(ii)  Fiscal 2014 Performance Share Unit Award Payouts Under the Equity Incentive Plan:

Performance share unit award payouts under the Equity Incentive Plan in respect of the fiscal 2012-2014 three-year performance period were approved based on the extent of achievement of performance period targets for financial performance measures established early in fiscal 2012 for the named executive officers then employed with the Company. The pre-established financial performance measures were the Company’s three-year cumulative operating income for the performance period and average annual return on invested capital (“ROIC”) for each fiscal year of the performance period, weighted equally, subject to possible adjustment upward or downward by as much as 33% based on the Company’s quintile ranking for total shareholder return performance over the performance period compared with a peer group consisting of the Standard & Poor’s 500 Industrials Sector and Information Technology Sector, excluding the semiconductor and semiconductor equipment industries. Approved payouts were as follows: William M. Brown — 97,502 shares; Dana A. Mehnert — 10,007 shares; Gary L. McArthur — 9,729 shares; and Daniel R. Pearson (former Executive Vice President and Chief Operating Officer) — 5,201 shares. Approved payouts to Messrs. McArthur and  Pearson reflected pro-ration for the portions of the performance period that they were not employed by the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 27, 2014	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary